Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Balance Sheet at September 30, 2009

Notes to the Unaudited Pro Forma Balance Sheet

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

On March 29, 2010 Seaospa, Inc.  ("Seaospa" or "Company") a public reporting company without any business or operating activities, issued 142,676,508  shares of unregistered shares of common stock in exchange for 100% equity interest in Thwapr, Inc. ("Thwapr"), making Thwapr a wholly-owned subsidiary of Seaospa at the opening of business on March 30, 2010.  This voluntary share exchange transaction resulted in the shareholders of Thwapr obtaining a majority voting interest in the Company.  Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition.  Accordingly, the share exchange transaction has been accounted for as recapitalization of Thwapr.

The following unaudited pro forma combined balance sheet reflects the combination of Thwapr and Seaospa and the issuance of shares of Seaospa common stock to Thwapr stockholders.  The unaudited pro forma combined balance sheet has been derived from unaudited consolidated historical financial statements of both Thwapr and Seaospa.  The financial statements of Seaospa as of September 30, 2009 are contained in its Quarterly Report on Form 10-Q filed with the SEC on November 10, 2009.  The financial statements of Thwapr as of September 30, 2009 are contained in this filing.

Although from a legal perspective, Seaospa acquired Thwapr, from an accounting perspective, the transaction is viewed as a recapitalization of Thwapr accompanied by an issuance of stock by Thwapr for the net assets of Seaospa. This is because Seaospa did not have operations immediately prior to the merger, and following the merger, Thwapr is the operating company.  Thwapr's officers and directors will serve as the officers and directors of the new combined entity. Additionally, Thwapr's stockholders will own approximately 91% of the outstanding shares of Seaospa after the completion of the transaction.

Given these circumstances, the transaction is accounted for as a capital transaction rather than as a business combination.  That is, the transaction is equivalent to the issuance of stock by Thwapr for the net assets of Seaospa, accompanied by a recapitalization.  Because the transaction is accounted for as a capital transaction, the pro-forma financial statements do not include an income statement.  In addition, the pro forma balance sheet has been prepared in such a manner that the pro forma equity section reflects the total outstanding Seaospa shares for the new merged entity.  Additional, Seaospa's accumulated deficit and additional paid-in capital accounts have been eliminated, while Thwapr's accumulated deficit remains.

The following Unaudited Pro Forma Combined Balance Sheet give effect to the aforementioned reverse acquisition based on the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Combined Balance Sheet which management believes are reasonable.  The Unaudited Pro Forma Combined Balance Sheet  represents the combined financial position of Seaospa and Thwapr as of September 30, 2009 as if the reverse acquisition occurred on September 30, 2009.    These unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the unaudited historical financial statements and related notes of Seaospa and Thwapr, which are included in this document and in the Form 10-Q filed on November 10, 2009.

The Unaudited Pro Forma Combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition of Seaospa had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

SEAOSPA, INC
UNAUDITED PROFORMA COMBINED BALANCE SHEET

	September 30, 2009
ASSETS	Thwapr, Inc. (Unaudited)	Seaospa, Inc. (Unaudited)	Note	Pro Forma Adjustments	Pro Forma Combined (Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$14,876	$35,270			$50,146
Prepaid expenses	1,003	-			1,003

TOTAL CURRENT ASSETS	15,879	35,270		-	51,149

PROPERTY AND EQUIPMENT, net	19,303	-			19,303

OTHER ASSETS
Deposits	-	-			-

TOTAL ASSETS	$35,182	$35,270		$-	$70,452

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$85,923	$10,000		$-	$95,923
Accounts payable to shareholders	2,201	-		-	2,201

TOTAL CURRENT LIABILITIES	88,124	10,000		-	98,124

SHAREHOLDERS' EQUITY (DEFICIT):
Preferred stock	1,574	-	2(a)	(1,574)	-
Common stock	17	487	2(a)	46,510	47,014
Additional paid-in capital	3,287,167	56,511	2(a)	(76,664)	3,267,014
Subscription receivable	(350,000)	-			(350,000)
Deficit accumulated during the development stage	(2,991,700)	(31,728)		31,728	(2,991,700)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(52,942)	25,270		-	(27,672)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$35,182	$35,270		$-	$70,452

The accompanying notes are an integral part of these unaudited pro forma combined financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

1.	BASIS OF PRESENTATION

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of Seaospa and Thwapr as of September 30, 2009 as if the reverse acquisition occurred on September 30, 2009.

The Unaudited Pro Forma Combined Statements of Operations give effect to the reverse acquisition of Seaospa and Thwapr assuming that the reverse acquisition took place on the beginning of the first accounting period presented in these pro forma combined financial statements.

2.	PROFORMA ADJUSTMENTS

(a)
In July 2009, Thwapr amended and restated its Certificate of Incorporation to change its name to Thwapr, Inc., and to increase its authorized number of shares to 200,000,000 of which 180,000,000 shares shall be common and 20,000,000 shall be preferred stock.  Concurrently, Thwapr entered into an Exchange Offer Agreement (“Offering”) with all the then shareholders of Thwapr.  Pursuant to the Offering, shareholders at that time exchanged all of their respective shares of Common Stock of Thwapr for shares of Series A Preferred Stock of Thwapr at a ratio of one share of Series A Preferred Stock for each share of Common Stock.  The shares of Series A Preferred Stock shall automatically convert into shares of Common Stock at a ratio of 9 shares of Common Stock for each share of Series A Preferred Stock upon the following events:

(a)	the three year anniversary of the Offering and Thwapr obtaining at least 10,000,000 active registered users, or

(b)	upon the occurrence of a change of control.

Subsequently, Thwapr began an offering of its Common Stock to sell 2,500,000 shares of Common Stock at an offering price of $4.00 per share for an aggregate offering amount of $10,000,000.  In November 2009, the Board of Directors of Thwapr retroactively re-priced the stock offering to $1.25 per share and issued additional shares to investors who had previously purchased Common Stock so that the number of shares they hold is equal to the amount of money invested divided by $1.25 with partial shares rounded up.  The effect of this re-pricing was to increase the number of shares of Common Stock from 168,500 to 539,200.  On February 19, 2010, Thwapr approved the conversion of the preferred stock to common stock with a restriction on the sale of the stock equal to the previous conversion to common stock.  The result was to increase the amount of stock from 16,268,412 shares outstanding to 142,102,108 shares outstanding of which 141,562,908 are restricted under the terms described above.  On March 5, 2010 Seaospa implemented a 3 for 1 stock split resulting in an increase in the number of shares of common stock of Seaospa outstanding from 4,869,918 to 14,609,754 and increasing the par value of the stock from $.0001 to $.0003 per share.

As a result of the above, on a Pro Forma basis the combined companies have total shares outstanding of 156,711,862 at a par value of $.0003 resulting in paid-in-capital of $47,014.